                                                                  EXHIBIT (a)(5)
                           Offer to Purchase for Cash

                     All Outstanding Shares of Common Stock
           (Including the Associated Preferred Share Purchase Rights)

                                       of

                       American Precision Industries Inc.

                                       by

                           Alpha Acquisition I Corp.
                           a wholly-owned subsidiary

                                       of

                              Danaher Corporation

                                       at

                          $19.25 Net Per Share in Cash


THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, MARCH 22, 2000, UNLESS THE OFFER IS EXTENDED.


                                                               February 24, 2000

To Our Clients:

   Enclosed for your consideration is an Offer to Purchase dated February 24, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal, relating to an offer by Alpha Acquisition I Corp., a Delaware corporation ("Purchaser") and a wholly-owned subsidiary of Danaher Corporation, a Delaware corporation ("Danaher"), to purchase all of the outstanding shares of common stock, par value $0.66 2/3 per share (the "Shares"), of American Precision Industries Inc., a Delaware corporation ("API"), at a purchase price of $19.25 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer") enclosed herewith. Holders of Shares whose certificates for such Shares (the "Share Certificates") are not immediately available or who cannot deliver their Share Certificates and all other required documents to SunTrust Bank, the Depositary, on or prior to the Expiration Date (as defined in the Offer to Purchase), or who cannot complete the procedure for delivery by book-entry transfer on a timely basis, must tender their Shares according to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

   We are the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

   We request instructions as to whether you wish to have us tender on your behalf any or all of such Shares held by us for your account, pursuant to the terms and subject to the conditions set forth in the Offer to Purchase.

   Your attention is directed to the following:

     1. The Offer price is $19.25 per Share, net to the seller in cash, without interest thereon.

     2. The Offer is made for all of the outstanding Shares.
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     3. The Board of Directors of API, by the unanimous approval of all directors present at a special meeting, has approved the Merger Agreement (as defined below) and the transactions contemplated thereby, including the Offer and the Merger (as defined below), and determined that the terms of the Offer and the Merger are advisable and fair to, and in the best interests of, the holders of the Shares, and recommends that the holders of the Shares tender their Shares to the Purchaser pursuant to the Offer.

     4. The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of February 15, 2000, among Danaher, the Purchaser, and API (as it may be amended or supplemented from time to time, the "Merger Agreement"). The Merger Agreement provides, among other things, for the making of the Offer by the Purchaser, and further provides that, following the completion of the Offer, upon the terms and subject to the conditions of the Merger Agreement, and in accordance with the Delaware General Corporation Law (the "GCL"), the Purchaser will be merged with and into API (the "Merger"). Following the effective time of the Merger (the "Effective Time"), API will continue as the surviving corporation and become a wholly-owned subsidiary of Danaher and the separate corporate existence of the Purchaser will cease. At the Effective Time, each Share issued and outstanding immediately prior to the Effective Time (other than (1) Shares held by Danaher, Purchaser or any other wholly-owned subsidiary of Danaher or the Purchaser, in the treasury of API, or by any wholly-owned subsidiary of API, which will be canceled, and (2) Shares, if any, held by stockholders who have properly exercised appraisal rights under Section 262 of the GCL) will, by virtue of the Merger and without any action on the part of the holders of the Shares, be converted into the right to receive in cash the per Share price paid in the Offer, payable to the holder thereof, without interest, upon surrender of the Share Certificate, less any required withholding taxes.

     5. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on March 22, 2000, unless the Offer is extended.

     6. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares pursuant to the Offer.

     7. The Offer is conditioned upon, among other things, (1) there being validly tendered and not withdrawn prior to the Expiration Date a number of Shares which represents at least a majority of the total number of outstanding Shares on a fully diluted basis on the date of purchase and all of the Series B Seven Percent (7%) Cumulative Convertible Preferred Stock, par value $1.00 per Share and (2) any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or under any applicable foreign statutes or regulations having expired or been terminated.

   The Offer is being made solely by the Offer to Purchase and the related Letter of Transmittal, and is being made to all holders of Shares. The Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If the Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, the Purchaser will make a good faith effort to comply with any such state statute. If, after such good faith effort, the Purchaser cannot comply with such state statute, the Offer will not be made to nor will tenders be accepted from or on behalf of the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by ING Barings LLC or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

   If you wish to have us tender any or all of the Shares held by us for your account, please instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize a tender of your Shares, all such Shares will be tendered unless otherwise specified in such instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf on or prior to the expiration of the Offer.
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          Instructions with Respect to the Offer to Purchase for Cash

                     All Outstanding Shares of Common Stock
           (Including the Associated Preferred Share Purchase Rights)

                                       of

                       American Precision Industries Inc.

                                       by
                           Alpha Acquisition I Corp.

                          a wholly-owned subsidiary of

                              Danaher Corporation

   The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase dated February 24, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal, pursuant to an offer by Alpha Acquisition I Corp., a Delaware corporation and a wholly-owned subsidiary of Danaher Corporation, a Delaware corporation, to purchase all outstanding shares of common stock, par value $0.66 2/3 per share (the "Shares"), of American Precision Industries Inc., a Delaware corporation, at a purchase price of $19.25 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

   This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal furnished to the undersigned.



 Number of Shares to be Tendered*                    SIGN HERE
 ----------------------------------  -----------------------------------------


 Dated:           , 2000             -----------------------------------------
                                                   Signature(s)
                                     -----------------------------------------
                                     -----------------------------------------
                                                   Please Print
                                     -----------------------------------------
                                     -----------------------------------------
                                                      Address
                                     -----------------------------------------
                                                 Area Code And Tel
                                     -----------------------------------------
                                      Tax Identification, or Social Security
                                                     Number(s)
 -------
 * Unless otherwise indicated, it will be assumed that all of your Shares held by us for your account are to be tendered.